UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

 (Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The NASDAQ Stock Market LLC
Common Stock Purchase Warrants	CRTDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 4, 2021, Creatd, Inc. (the “Company”) received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) notifying the Company that the Exchange has determined to delist the Company’s common stock from the Exchange based on the Company’s non-compliance with the Exchange’s (i) $5 million stockholders’ equity requirement for initial listing pursuant to Nasdaq Listing Rule 5505(b), (ii) the $2.5 million stockholders’ equity requirement or any of the alternatives for continued listing pursuant to Nasdaq Listing Rule 5550(b), and (iii) the Company’s failure to provide material information to the Exchange pursuant to Nasdaq Listing Rule 5250(a)(1). In addition, the Letter notified the Company that pursuant to Nasdaq Listing Rule 5560(a) the Exchange has determined to delist the Company’s warrants.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020, the Exchange notified the Company on November 24, 2020 of its failure to comply with the Exchange’s continued listing requirements, as set forth in Nasdaq Listing Rule 5550(b)(1), which requires that a company’s stockholders’ equity be $2.5 million or more (the “Stockholders’ Equity Requirement”). As of September 30, 2020, the Company had a stockholders’ equity of approximately $2.4 million. On December 8, 2020, the Company provided the Exchange with the Company’s plan to regain compliance with the Stockholders’ Equity Requirement (the “Plan”).

In the Letter, the Exchange disclosed that it had determined, based on its review of the Plan and related documents, that the Company never met the Exchange’s initial listing requirements, specifically, the requirement to demonstrate a minimum of $5 million in stockholders’ equity (Nasdaq Listing Rule 5505(b)) and that the Company did not meet this requirement due to approximately $1.6 million of expected debt conversions and repayments of liabilities not occurring in a timely fashion, as had been anticipated immediately preceding the initial listing. Additionally, the Exchange determined that the Company did not properly notify Nasdaq of these changes (Nasdaq Listing Rule 5250(a)(1)).

The Company is pursuing an appeal to the Exchange’s Hearings Panel (the “Panel”) of such determination, in accordance with the Exchange’s rules and, pursuant to such request by the Company to appeal, the delisting of the Company’s securities and the Form 25 Notification of Delisting filing is stayed pending the Panel’s decision.

The Company intends to present a detailed plan to the Panel to evidence stockholders’ equity of $5 million, in connection with the recent closing of a $7.7 million financing, as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on January 5, 2021, and to address the other matters raised by the Exchange; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Letter has no immediate impact on the listing of the Company’s common stock or warrants, which will continue to be listed and traded on the Exchange, subject to the Company’s compliance with other continued listing requirements. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: January 8, 2021	By:	/s/ Jeremy Frommer
Name: Jeremy Frommer
Title: Chief Executive Officer